 QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated October 6, 2000 appearing on page F-16 of Western Power & Equipment Corp.'s Annual Report on Form 10-K for the year ended July 31, 2000. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in Item 14(a)(2) of such Annual Report on Form 10-K.

                      PRICEWATERHOUSECOOPERS LLP

PORTLAND, OREGON
OCTOBER 6, 2000

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS